EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT

I, Kelly M. Malson, of World Acceptance Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (to my knowledge):

(1)
the Annual Report on form 10-K of the Company for the year ended March 31, 2008, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 30, 2008

/s/ Kelly M. Malson
Kelly M. Malson
Vice President and Chief Financial Officer